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                                                                    EXHIBIT 5.1


                          [FENNEMORE CRAIG LETTERHEAD]


                                  July 14, 1997


ADFlex Solutions, Inc.
2001 West Chandler Boulevard
Chandler, Arizona  85224

         RE:  ADFlex Solutions, Inc. Registration Statement on Form S-8

Gentlemen:

                  We have acted as special counsel to ADFlex Solutions, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 300,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, to be issued under the Company's Employee Stock Purchase Plan, as amended (the "Plan").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan,
(ii) the Restated Certificate of Incorporation and the Bylaws of the Company,
(iii) certain resolutions of the Board of Directors of the Company relating to the Plan, (iv) the form of Registration Statement proposed to be filed with the Commission, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as
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FENNEMORE CRAIG

ADFlex Solutions, Inc.
July 14, 1997
Page 2

originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Based upon and subject to the foregoing and the limitations set forth below, we are of the opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and when the Shares are issued and sold in accordance with the Plan and the Form S-8 prospectus to be delivered to the Plan participant, for consideration having a value at least equal to the par value thereof, the Shares will be duly issued, fully paid and nonassessable.

                  We are opining herein as to the effect on the subject transaction only of United States federal law and the Delaware General Corporation Law, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                  This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                Very truly yours,


                                                /s/ FENNEMORE CRAIG
                                                FENNEMORE CRAIG,
                                                a Professional Corporation


KCM/wte